SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 20, 2008

Date of Report

February 15, 2008

(Date of earliest event reported)

RNS SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-129388	71-098116
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2197 West 2nd Avenue, Suite 103,Vancouver, B.C. , Canada  V6K 1H7

(Address of principal executive offices, including zip code)

(604) 789-2410

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02

Termination of a Material Definitive Agreement.

On April 30, 2007, the Registrant entered into a Securities Exchange Agreement (“Agreement”) by and among REGENA THERAPEUTICS, INC., a Delaware corporation (“Regena”), RNS SOFTWARE, INC., a Nevada corporation (“RNS”), the shareholders of Regena (the “Regena Shareholders”), and Livio Susin (the “RNS Redeemed Shareholder”), pursuant to which RNS will purchase all the issued and outstanding capital stock of Regena from the Regena Shareholders (the “Acquisition”).  Following completion of the Acquisition, the business of Regena will be the sole business of RNS and Regena will effectively become the operating public company.  The Agreement was attached to our Current Report on Form 8-K dated May 3, 2007 as Exhibit 10.01.

The parties amended the Agreement to extend the closing date multiple times which were reported on Form 8-K Current Report.

On February 15, 2008, RNS Software provided Regena and its shareholders with written notice of its intent to terminate the Agreement.  All parties agreed to waive the 30 day written notice requirement and terminated the Agreement effective February 15, 2008.

Item 9.01

Financial Statements and Exhibits.

The following exhibits are included with this report on Form 8-K.

Exhibit Number

Title

10.01

Termination agreement

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RNS SOFTWARE, INC.

Date:  February 20, 2008

By: /s/ Livio Susin

Livio Susin

President and Chief Executive Officer